Exhibit 1

                                  JOINT FILING AGREEMENT

            Pursuant to paragraph (iii) of Rule 13d-1(k)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that the statement on Schedule 13D/A to which this Agreement shall be attached as an exhibit, including all further amendments thereto, shall be filed with the Commission on behalf of each of the undersigned.

Dated:  August 5, 2003

                                     NEWMONT MINING CORPORATION



                                     By:      /s/ Sharon E. Thomas
                                            ----------------------------------
                                           Name:  Sharon E. Thomas
                                           Title: Assistant General Counsel and
                                                  Assistant Secretary



                                    NEWMONT MINING CORPORATION OF CANADA LIMITED



                                     By:     /s/  Sharon E. Dowdall
                                           -----------------------------------
                                          Name:   Sharon E. Dowdall
                                          Title:  Vice President and Secretary



                                    NEWMONT INTERNATIONAL HOLDINGS PTY. LTD.



                                     By:    /s/   Pauline E. Carr
                                           -----------------------------------
                                          Name:   Pauline F. Carr
                                          Title:  Director